Ticker: STAF Investor Conference Call September 27, 2017 Exhibit 99.1

AGENDA

• **Introduction and Safe-Harbor**	Brendan Flood, *Executive Chairman*
• **Opening Remarks**	Brendan Flood, *Executive Chairman*
• **Recent Acquisitions**	Matt Briand, *Chief Executive Officer*
• **Refinancing and Acquisitions**	David Faiman, *Chief Financial Officer*
• **Closing Remarks and Q&A**	Brendan Flood, *Executive Chairman*

NASDAQ: **STAF**

STAFFING 360 SOLUTIONS

Forward-Looking Statements This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding the business of the Company and its industry generally, business strategy and prospects. These statements are based on the Company’s estimates, projections, beliefs and assumptions and are not guarantees of future performance. These forward-looking statements are subject to various risks and uncertainties, which may cause actual results to differ materially from the forward-looking statements. The Company disclaims any obligation to update these forward-looking statements except as required by law.

Opening Remarks Transformative transactions that underpin our buy-and-build strategy Acquisition of CBSbutler and firstpro Georgia $40 Million refinancing from Jackson Investment Group, LLC Amended $25 Million Accounts Receivable Financial facility with Midcap Financials Capital structure allows for reinvestment to fuel future growth Two significant acquisitions New three year revenue goal = $500 million

CBSbutler Holdings Limited: a $65 million revenue staffing firm in the UK. firstPRO Georgia: a $20 million revenue US-based company in Georgia. Recent Acquisitions

Cbsbutler (UK) Over 50 years in recruitment Entirely Professional staffing with focus on Engineering and Information Technology Clients range from multinational organizations to mid-size regional employers and high growth start-ups TTM revenue of £48 million 450 temporary contractors Multiple awards for excellence

Firstpro Georgia (US) Over 30 years in recruitment Professional staffing with focus on Accounting & Finance and Information Technology Expands geographic presence in US to high growth market More than 115 temporary contractors TTM revenue of $19 million

Refinancing Jackson Investment Group, LLC Senior Note Facility $40 million, secured term loan Maturity September 2020 Interest Rate / Fees 12.00%, payable quarterly Prepayment Incentive Year 1: 3% Year 2: 2%, Year 3: 1% Amortization None Equity Issued 2.25 million shares Amended Midcap Asset Based Lending Facility Facility $25 million, with accordion for additional $25 million Maturity April 2020 Interest Rate LIBOR + 400 bps (LIBOR floor of 1.00%) Draw Availability 85% Billed Receivables + 85% Unbilled Receivables (capped at $1.3 million)

AcquisitionS Acquisition of CBS Butler Holdings Limited Form Stock  Consideration £13.9 million cash upfront; Max of £4.2 million earnout payable December 2018, if earned; Deferred Consideration of £150,000; 500,000 shares of common stock of STAF Acquisition of firstPRO Georgia Form Asset Consideration $4.5 million cash upfront $3.5 million payable over three years, interest free

Acquisitions’ impact Pro Forma Revenue Amounts are for the trailing twelve months ended July 2, 2017.

Questions & Answers

Closing Remarks Will continue to seek targets that meet our buy-and-build strategy Capital structure frees up cash flow for future growth New revenue goal of $500 million $300M $500M

Staffing 360 Solutions, Inc. Investor Contact: Brendan Flood, Executive Chairman info@staffing360solutions.com Financial Contact: David Faiman, Chief Financial Officer david.faiman@staffing360solutions.com Headquarters: 641 Lexington Ave, Suite 2701 New York, NY 10022 646-507-5710 UK Office: 3a London Wall Buildings London Wall London EC2M 5SY +44 (0) 207 464 1985 Company Contacts